Exhibit 10.5

MODIFICATION AGREEMENT TO
PROMISSORY NOTE

This MODIFICATION AGREEMENT is made as of April 6, 2015 between Infinite Group, Inc., a Delaware corporation with offices at 80 Office Park Way, Pittsford, NY 14534 (“Maker”) and UberScan, LLC (“Payee”).

WHEREAS, Payee is the holder of a Promissory Notes dated issued by the Maker to the Payee for $80,000 with interest at 10% commencing on April 7, 2015 (the Note); and

WHEREAS, the parties desire to modify the terms and conditions of the Promissory Note as follows:

NOW, THEREFORE, the parties agree as follows:

1)	The Note is modified to provide that the time at which the entire principal balance and accrued and unpaid interest shall be due and payable is October 7, 2015.

2)	Except as modified by this Agreement, all of the terms, covenants and conditions of the Note shall remain the same.

In witness whereof, Maker and Payee have executed this Agreement under the day and year first written above.

Infinite Group, Inc.

/s/ James Villa
By: James Villa, President

UberScan, LLC

/s/  Christopher B. Karr
By: Christopher B. Karr, President